STOCK PURCHASE AGREEMENT

                                      AMONG

                      MRS. FIELDS' ORIGINAL COOKIES, INC.,
                                    as Buyer,

                                       AND

                                 JAKE TORTORICE
                                       of
                      CHOCOLATE CHIP COOKIES OF TEXAS, INC.
                                    as Seller

                     EFFECTIVE FOR ACCOUNTING PURPOSES AS OF
                                  June 30, 1998

                                TABLE OF CONTENTS

                                                                            PAGE


1.       Definitions.........................................................  1

2.       Purchase and Sale of Company Shares.................................  6

         (a)      Basic Transaction..........................................  6
         (b)      Purchase Price.............................................  6
         (c)      Credits At Closing.........................................  7
         (d)      The Closing................................................  7
         (e)      The Escrow.................................................  7
         (f)      Deliveries at the Closing..................................  8
         (g)      Post Closing Adjustment....................................  8

3.       Representations and Warranties Concerning the Transaction........... 10

         (a)      Representations and Warranties of the Seller............... 10

                  (i)      Authorization of Transaction...................... 10
                  (ii)     Noncontravention.................................. 10
                  (iii)    Brokers' Fees..................................... 10
                  (iv)     Company Shares.................................... 10
                  (v)      Absence of Indebtedness and Claims................ 11

         (b)      Representations and Warranties of the Buyer................ 11

                  (i)      Organization of the Buyer......................... 11
                  (ii)     Authorization of Transaction...................... 11
                  (iii)    Non-Contravention................................. 11
                  (iv)     Brokers' Fees..................................... 11
                  (v)      Investment........................................ 12

4.       Representations and Warranties Concerning the Company............... 12

         (a)      Organization, Qualification, and Corporate Power........... 12
         (b)      Capitalization............................................. 13
         (c)      Non-Contravention.......................................... 13
         (d)      Brokers' Fees.............................................. 13
         (e)      Title to Assets............................................ 13
         (f)      Financial Statements; Working Capital...................... 13
         (g)      Events Subsequent to Most Recent Fiscal Year End........... 14
         (h)      Undisclosed Liabilities.................................... 16

         (i)      Legal Compliance........................................... 17
         (j)      Tax Matters................................................ 17
         (k)      Real Property.............................................. 19
         (l)      Intellectual Property...................................... 20
         (m)      Tangible Assets............................................ 23
         (n)      Inventory.................................................. 23
         (o)      Contracts.................................................. 23
         (p)      Notes and Accounts Receivable.............................. 24
         (q)      Powers of Attorney......................................... 24
         (r)      Insurance.................................................. 25
         (s)      Litigation................................................. 25
         (t)      Product Warranty........................................... 26
         (u)      Product Liability.......................................... 26
         (v)      Employees.................................................. 26
         (w)      Employee Benefit........................................... 26
         (x)      Guaranties................................................. 28
         (y)      Environment, Health, and Safety............................ 29
         (z)      Certain Business Relationships with the Company............ 29
         (aa)     Disclosure................................................. 29

5.       Pre-Closing Covenants............................................... 30

         (a)      General.................................................... 30
         (b)      Notices and Consents....................................... 30
         (c)      Operation of Business...................................... 30
         (d)      Preservation of Business................................... 32
         (e)      Full Access................................................ 32
         (f)      Notice of Developments..................................... 32
         (g)      Exclusivity................................................ 32

6.       Post-Closing Covenants.............................................. 32

         (a)      General.................................................... 32
         (b)      Litigation Support......................................... 33
         (c)      Transition................................................. 33
         (d)      Confidentiality............................................ 33
         (e)      Covenant Not to Compete.................................... 34
         (f)      Employees.................................................. 35
         (g)      Franchise and License Fees................................. 36

7.       Conditions to Obligation to Close................................... 36

         (a)      Conditions to Obligation of the Buyer...................... 36
         (b)      Conditions to Obligation of the Seller..................... 38

8.       Remedies for Breaches of This Agreement............................. 39

         (a)      Survival of Representations and Warranties................. 39
         (b)      Indemnification Provisions for Benefit of the Buyer........ 39
         (c)      Indemnification Provisions for Benefit of the Seller....... 39
         (d)      Matters Involving Third Parties............................ 40
         (e)      Determination of Adverse Consequences...................... 41
         (f)      Certain Set-Off Rights..................................... 41
         (g)      Other Indemnification Provisions........................... 42

9.       Termination......................................................... 42

         (a)      Termination of Agreement................................... 42
         (b)      Effect of Termination...................................... 43

10.      Miscellaneous....................................................... 43

         (a)      Press Releases and Public Announcements.................... 43
         (b)      No Third-Party Beneficiaries............................... 44
         (c)      Entire Agreement........................................... 44
         (d)      Succession and Assignment.................................. 44
         (e)      Counterparts............................................... 44
         (f)      Headings................................................... 44
         (g)      Notices.................................................... 44
         (h)      Governing Law.............................................. 45
         (i)      Amendments and Waivers..................................... 45
         (j)      Severability............................................... 45
         (k)      Expenses................................................... 46
         (l)      Construction............................................... 46
         (m)      Incorporation of Exhibits, Annexes, and Schedules.......... 46
         (n)      Specific Performance....................................... 46
         (o)      Dispute Resolution......................................... 46
         (p)      Submission to Jurisdiction................................. 48
         (q)      Attorneys' Fees............................................ 48
         (r)      Joinder of Spouse.......................................... 48

                                    EXHIBITS

         A        List of Related Transactions
         B        Escrow Agreement
         C        Financial Statements of the Company
         D        Form of Opinion of the Seller?s Counsel



                                     ANNEXES

         I        Exceptions to Seller's Representations
         II       Exceptions to Buyer's Representations


                               DISCLOSURE SCHEDULE


          2(c)            Credits at Closing
          4(a)            List of Present and Proposed Retail Store Sites;
                           List of Directors and Officers
          4(b)            Company Shares
          4(g)(xiii)      Permitted Company Distributions
          4(j)(iii)       Tax Returns
          4(j)(vii)       Bases in Assets, Losses, Credits
          4(k)(ii)        Real Property Leased or Subleased
          4(l)(iii)       Intellectual Property
          4(l)(iv)        Licenses From Third Parties
          4(o)            Contracts
          4(p)            Notes and Accounts Receivable
          4(r)            Insurance
          4(s)            Litigation
          4(w)            Employee Benefit Plans

                            STOCK PURCHASE AGREEMENT


               This STOCK PURCHASE AGREEMENT entered into effective for accounting purposes as of June 30, 1998 (the "Effective Date"), and for all other purposes, on the Closing Date (defined herein) by and between Mrs. Fields' Original Cookies, Inc. a Delaware corporation (the "Buyer"), and Jake Tortorice (the "Seller"). The Buyer and the Seller are referred to collectively herein as "Party" in the singular and "Parties" in the plural.

             The  Seller  owns  one  hundred   percent   (100%)  of  the  issued
outstanding capital stock of Chocolate Chip Cookies of Texas, Inc., a Texas corporation (the "Company").

             This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the issued and outstanding capital stock of the Company in return for cash and other consideration set forth herein.

             Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

             1.       Definitions.

                      "Adverse   Consequences"   means   all   actions,   suits,
             proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

                      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                      "Affiliated  Group" means any affiliated  group within the meaning of Code Sec. 1504, or any similar group defined under a similar provision of state, local or foreign law.

                      "Arbitrator" has the meaning set forth in 2(g)(ii).

                      "Basis"  means  any  past  or  present  fact,   situation,
             circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                      "Buyer" has the meaning set forth in the preface above.

                      "Buyer Indemnified Parties" has the meaning set forth in
                       8(b) below.

                      "Closing" has the meaning set forth in 2(d) below.

                      "Closing Date" has the meaning set forth in 2(d) below.

                    "Code" means the Internal Revenue Code of 1986, as amended.

                      "Company" has the meaning set forth in the preface above.

                    "Company Share" means any share of the Common Stock, par value $1.00 per share, of the Company.

                      "Confidential    Information"    means   any   information
             concerning the businesses and affairs of the Company that is not already generally available to the public.

                    "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

                    "Deferred Payments" has the meaning set forth in 2(b)(ii) below.

                    "Disclosure Schedule" has the meaning set forth in 4 below.

                    "Effective Date" has the meaning set forth in the preface above.

                      "Employee   Benefit  Plan"  means  any  (a)   nonqualified
             deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or

                    "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

                    "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

                      "Environmental,   Health,   and  Safety  Laws"  means  the
             Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    "Escrow Account" has the meaning set forth in 2(e) below.

                    "Escrow Agent" has the meaning set forth in 2(e) below.

                    "Escrow Agreement" has the meaning set forth in 2(e) below.

                    "Escrowed Buyer Documents" has the meaning set forth in 2(d)(i) below.

                    "Escrowed Seller Documents" has the meaning set forth in 2(d)(i) below.

                    "Excess Loss Account" has the meaning set forth in Treas. Reg. 1.1502-19.

                    "Extremely Hazardous Substance" has the meaning set forth in
                    Sec.   302  of  the   Emergency   Planning   and   Community
                    Right-to-Know Act of 1986, as amended.

                      "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

                    "Financial Statements" has the meaning set forth in 4(f) below.

                      "Franchisee   Litigation"   refers  to  any   pending   or
             threatened claims, liabilities or litigation asserted against the Buyer by or on behalf of the Seller, the Company, Great American Cookie Company or any area developer, franchisee, licensee or agent thereof, including without limitation, all of the claims asserted, or that could be asserted, in that certain action styled Robert and Sheila Goldberg vs. Great American Cookie Company and Mrs. Fields' Original Cookies, Inc., et al., Case No. MER-L-3502-97, pending in Superior Court of New Jersey, Law Division, Mercer County.

                      "GAAP" means United States generally  accepted  accounting principles as in effect from time to time.

                      "GACC"  means any  person  or  entity,  including  without limitation, Great American Cookie Company or its parent or affiliated entities, that has entered into any franchise or related agreements with Seller.

                    "Indemnified Party" has the meaning set forth in 8(d) below.

                    "Indemnifying Party" has the meaning set forth in 8(d) below.

                      "Intellectual  Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, recipes, formulas, production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software
             (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                    "Knowledge"   means  actual   knowledge   after   reasonable
                    investigation.

                      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                    "Most  Recent   Balance   Sheet"  means  the  balance  sheet
                    contained within the Most Recent Financial Statements.

                    "Most Recent Financial Statements" has the meaning set forth in 4(f) below.

                    "Most Recent Fiscal Month End" has the meaning set forth in 4(f) below.

                    "Most Recent Fiscal Year End" has the meaning set forth in 4(f) below.

                    "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

                    "Notice of Disagreement" has the meaning set forth in 2(g)(ii)

                    "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                    "Party" or "Parties" has the meaning set forth in the preface above.

                    "PBGC" means the Pension Benefit Guaranty Corporation.

                    "Person" means an individual, a partnership, a corporation, limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                    "Pre-Closing" has the meaning set forth in 2(d)(i) below.

                    "Pre-Closing Date" has the meaning set forth in 2(d)(i) below.

                    "Pre-Closing Escrow" has the meaning set forth in 2(d)(i) below.

                    "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                    "Purchase Price" has the meaning set forth in 2(b) below.

                    "Related Transactions" means the transactions described on Exhibit A to be entered into among the Buyer and any other Persons and closed concurrently or in conjunction with the transactions that are the subject of this Agreement.

                    "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than
                    (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                    "Seller" has the meaning set forth in the preface above.

                    "Store" or "Stores" has the meaning set forth in 4(a) below.

                    "Store Leases" has the meaning set forth in 4(k)(ii)(a) below.

                    "Subsidiary" means any (A) corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, or (B) limited liability company of which a specified Person (or a Subsidiary thereof) is a member or managing member, or (C) any other entity in which the Company has any ownership interest.

                    "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                    "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                    "Third Party Claim" has the meaning set forth in 8(d) below.

                    "Working Capital" means the Company's current assets (comprised of the Company's cash, inventory, and other current assets set forth on the Most Recent Balance Sheet), less the Company's (i) current liabilities (comprised of accounts payable, notes payable and other current liabilities set forth on the Most Recent Balance Sheet), and
                    (ii) long-term debt, as of the date indicated.

                    "Working Capital Amount" has the meaning set forth in 2(g)(i).

                    "Working Capital Requirement" has the meaning set forth in 2(f)(iii).

                    "Working Capital Statement" has the meaning set forth in 2(g)(i).

             2.       Purchase and Sale of Company Shares.

               (a)  Basic   Transaction.   On  and  subject  to  the  terms  and
                    conditions of this Agreement, for the consideration specified below in this 2, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, 250 Company Shares, representing all of the issued and outstanding Company Shares.

               (b) Purchase Price. The purchase price to be paid by the Buyer to the Seller for the Company Shares shall be Three Million Nine Hundred Sixty-Five Thousand Dollars ($3,965,000.00) (the "Purchase Price"), payable by wire transfer or delivery of other immediately available funds, of which:

                              (i) Three Million Five Hundred Sixty-Five Thousand
                      Dollars ($3,565,000.00) shall be paid by the Buyer to the Seller at the Closing, less the amount of any credits to be applied against the Purchase Price at Closing pursuant to 2(c) below; and

                              (ii) Four Hundred Thousand  Dollars  ($400,000.00)
                      shall be deposited into the Escrow Account (the "Deferred Payments") for disbursement to the Seller subject to the terms and conditions of 2(e) below and the Escrow Agreement.

             The Purchase Price shall be subject to adjustment pursuant to 2(g) below. In addition, the Parties agree that $10,000 of the Purchase Price shall be allocated to the non-compete agreement of the Seller set forth in Section 6(e), below.

 .            The  following  credit shall be applied  against the portion of the
             Purchase Price payable at Closing pursuant to 2 (b) above:

                              (i) the costs, if any, that the Company will incur
                      after Closing to complete the construction of, and obtain a certificate of occupancy for, a store that the Company intends to construct and open for business prior to the Closing at Prien Lake, Louisiana, provided that such credit shall not exceed $100,000. The amount of the credit shall be equal to the difference between the total budgeted construction costs as of the date of the Closing as set forth on Schedule 2(c), less the amount thereof actually paid by the Company as of the date of the Closing. Such amounts as are paid by the Company prior to the Closing shall be subject to verification during the Post Closing Adjustment process described in ?2(g), below, and to the extent that the actual costs paid by the Company prior to Closing are less than or greater than the amount claimed to be paid at the Closing, then Buyer or Seller, as applicable, shall pay such amount to the other Party in accordance with the final sentence of 2(g)(i), below. Notwithstanding the previous sentence the amount paid to Buyer shall not cause the Seller to pay an amount that, together with the credit described in the first sentence of this 2(c)(i), exceeds $100,000.

 .                     (d)     The Pre-Closing and the Closing

                              (i)      The Pre-Closing.

                                       Upon  the  terms  and   subject   to  the
                              satisfaction of the conditions contained in this Agreement, the pre-closing of the transactions contemplated by this Agreement (the "Pre-Closing") will take place at the offices Jones, Waldo, Holbrook & McDonough ("Buyer's Counsel"), 170 South Main St., Suite 1500 Salt Lake City, UT at 10:00 A.M. (local time) on or about July 10, 1998, or at such other place or time as the parties may agree. At the Pre-Closing, the Parties will deliver into an escrow (the "Pre-Closing Escrow") the various documents to be delivered by Seller, the Company, or Buyer (which documents will be executed as required and undated), to be held by Buyer's Counsel. The date and time at which the Pre-Closing actually occurs is hereinafter referred to as the "Pre-Closing Date".

                                       The  Seller  hereby  authorizes   Buyer's
                              Counsel to cause to be delivered into the Pre-Closing Escrow the documents and items in respect of the Seller described in Section 7(a) (the "Escrowed Seller Documents"). At the Pre-Closing, Buyer will deliver to the Pre-Closing Escrow such documents, instruments and writings as are required to be delivered at the Closing by Buyer at or prior to the Closing Date pursuant to
                              Section 7(b) or otherwise required in connection herewith (the "Escrowed Buyer Documents").

                              (ii)     The Closing.

                                       Upon  delivery  of all  of  the  Escrowed
                              Seller Documents and Escrowed Buyer Documents, and the Closing of the Related Transactions, then the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer's Counsel on the date of the closing of the Related Transactions, or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"). The deliveries to be made at Closing are described in Section 2(f) below.

                      (e) The Escrow/The Escrow Agreement. At the Closing, the Deferred Payment shall be deposited into escrow (the "Escrow Account") established by the Buyer and the Seller prior to the Closing with Centennial Bank (the "Escrow Agent") at its offices located at 46th Harrison Street, Ogden, Utah 84403, for disbursement subject to the terms and conditions set forth in and that certain escrow agreement executed by the Parties and the Escrow Agent on or before the Closing substantially in the form and substance of Exhibit B hereto (the "Escrow Agreement"). Subject to the terms and conditions of this Agreement and the Escrow Agreement, the Deferred Payments, less all amounts that after Closing may be paid or recouped from or set-off against the Deferred Payments pursuant to ? 8(f) below, shall be paid from the Escrow Account in two (2) equal installments on or before the first and the second annual anniversary, respectively, of the Closing Date. The Closing Date shall be set forth in the Escrow Agreement.

                    (f) Deliveries at the Closing. At the Closing, (i) the Buyer's Counsel will deliver to the Buyer the various certificates, instruments, and documents referred to in 7(a) below, including the Escrowed Seller Documents being held in the Pre-Closing Escrow, (ii) the Buyer's Counsel will deliver to the Seller the various certificates, instruments, and documents referred to in 7(b) below, including the Escrowed Buyer Documents being held in the Pre-Closing Escrow, and (iii) the Buyer will deliver to the Seller the Purchase Price specified in 2(b)(i) above and will deliver to the Escrow Agent the Deferred Payments specified in 2(b)(ii) above. All of the documents described in (i) and (ii) will be dated by Buyer's Counsel as of the Closing Date.

                    (g) Post Closing Adjustment. The Purchase Price shall be subject to adjustment after the Closing as follows:

                              (i) Within thirty (30) days after the Closing Date, the Buyer shall prepare and deliver to the Seller a statement (the "Working Capital Statement") prepared by the Buyer's independent auditors showing the amount of the Seller's Working Capital (the "Working Capital Amount") as of the close of business on the Closing Date. If the Working Capital Amount is less than the Working Capital Requirement, the Purchase Price shall be decreased through a reduction in the portion of the Purchase Price payable at the Closing pursuant to 2(b)(i) above to the extent that the Working Capital Amount is less than the Working Capital Requirement. Conversely, if the Working Capital Amount is greater than the Working Capital Requirement, the Purchase Price shall be increased by an increase in the portion of the Purchase Price payable at the Closing pursuant to 2(b)(i) above to the extent that the Working Capital Amount is greater than the Working Capital Requirement. The Working Capital Amount shall be subject to verification of the value of assets included in the Working Capital Statement (e.g., inventory, equipment and spare parts shall be reduced for damage or obsolescence, and accounts receivable shall be reduced for bad debts). The Buyer shall pay to the Seller any such increase in the Purchase Price, and the Seller shall repay to the Buyer any such decrease in the Purchase Price, within five business days following the determination of the amount of such adjustment pursuant to this 2(g).

                              (ii) The  Seller  shall  assist  the Buyer and its
                      independent auditors in the preparation of the Working Capital Statement, and the Buyer shall provide the Seller and its independent auditors access at all reasonable times to the personnel, properties, books and records of the Acquired Business for such purpose. The Seller's independent auditors may participate in the preparation of the Working Capital Statement; provided, however, that the Seller acknowledges that the Buyer shall have the primary responsibility and authority for preparing the Working Capital Statement and the Buyer's independent auditors shall have the primary responsibility and authority for certifying the Working Capital Statement. During the five-day period following the Seller's receipt of the Working Capital Statement, the Seller and its independent auditors will be permitted to review the working papers of the Buyer's independent auditors relating to the Working Capital Statement. The Working Capital Statement shall become final and binding upon the parties on the fifth day following receipt thereof by the Seller unless the Seller gives written notice of its disagreement (a "Notice of Disagreement") with respect to the Working Capital Statement to the Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and shall be accompanied by a letter from the Seller's independent auditors indicating that they concur with each of the positions taken by the Seller in the Notice of Disagreement. If a Notice of Disagreement is received by the Buyer in a timely manner, then the Working Capital Statement (as revised in accordance with clause (A) or (B) below) shall become final and binding upon the parties on the earlier of (A) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Arbitrator (as defined below). During the five-day period following the delivery of a Notice of Disagreement, the Seller and the Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in the Notice of Disagreement. At the end of such five-day period, the Seller and the Buyer shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters that remain in dispute. The Arbitrator shall be such nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The Seller and the Buyer shall jointly request that the arbitration be conducted in Salt Lake City, Utah in accordance with the procedures of the American Arbitration Association. The Arbitrator shall render a decision resolving the matters submitted to the Arbitrator within 25 days following submission thereto. The cost of any arbitration (including the fees of the Arbitrator) pursuant to this Section 2(g)(ii) shall be borne 50% by the Buyer and 50% by the Seller, except that each party shall bear all fees and expenses attributable to any expert witness retained by such party but not the other party. The fees and disbursements of the Buyer's independent auditors incurred in connection with their certification of the adjusted Working Capital Statement shall be borne by the Buyer, and the fees and disbursements of the Seller's independent auditors incurred in connection with their review of the Working Capital Statement or certification of any Notice of Disagreement shall be borne by the Seller.3. Representations and Warranties Concerning the Transaction.

                    (a) Representations ans Warranties Concerning the Transaction. The Seller represents and warrants to the Buyer that the statements contained in this 3(a) are correct and complete as of the date of execution of this Agreement and will be correct and complete as of the Effective Date and as of the Closing Date, except as set forth in Annex I attached hereto.

                         (i) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                         (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Seller is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party, the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

                         (iii) Broker's Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                         (iv) Company Shares. The Seller holds of record and owns beneficially the number of Company Shares set forth in 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. Upon delivery of the certificates representing the Company Shares, Buyer will acquire valid, marketable title thereto, free and clear of any liens, encumbrances and claims of third parties.

                         (v) Absence of Indebtedness  and Claims.  Seller is not
                    indebted to Company or any of its affiliates, and is not indebted to Seller or any of his affiliates, if any, and the Seller has no claims against the Company.

                    (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this 3(b) are correct and complete as of the date of execution of this Agreement and will be correct and complete as of the Effective Date and as of the Closing Date, except as set forth in Annex II attached hereto.

                         (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                         (ii) Authorization of the Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                         (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of its charter or bylaws or, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party, the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                         (iv) Broker's Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                         (v) Investment.  The Buyer is not acquiring the Company
                    Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     (4) Representations and Warranties Concerning the Company. The Seller represents and warrants to the Buyer that the statements contained in this 4 are correct and complete as of the date of execution of this Agreement and will be correct and complete as of the Effective Date and as of the Closing Date, except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 4.

                         (a) Organization,  Qualification,  and Corporate Power.
                    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned, used, leased or operated by it, including, without limitation, all of its existing and proposed retail stores (collectively, "Store" in the singular and "Stores" in the plural), each of which is listed on 4(a) of the Disclosure Schedule and appropriately designated thereon as an existing or proposed Store location. Schedule 4(a) also lists each retail store or location at which the Company has ceased operating the Acquired Business during the three (3) year period prior to the Most Recent Fiscal Month End.

                              Schedule 4(a) of the Disclosure Schedule lists the
             directors and officers of the Company. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

               There are no, nor have there ever been any, Subsidiaries of the Company.

          (b) Capitalization. The entire authorized capital stock of the Company consists of 1,000,000 Company Shares, of which 250 Company Shares are issued and outstanding, and none of which is held in treasury. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record as set forth in 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

          (c) Non-Contravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, franchise agreement, contract, lease, sublease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) Broker's Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                   (f)     Financial Statements; Working Capital Requirement

                              (i) Attached hereto as Exhibit C are the following
                      financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended September 30, 1995, September 30, 1996, and September 30, 1997 (the "Most
                      Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended March 31, 1998 (the "Most Recent Fiscal Month End") for the Company.

                              (ii) The Financial Statements (including the notes
                      thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

                              (iii) As of the Closing  Date,  the Company  shall
                      have Working Capital in an amount not less than $25,000 (the "Working Capital Requirement"). The Seller represents and warrants that working capital in the amount of the Working Capital Requirement is adequate for the operation of the Company's business after the Closing in the same manner as presently conducted.

          (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

                         (i) the Company has not sold,  leased,  transferred  or
                    assigned any of its assets, tangible or intangible, other than for a fair consideration in the Company's Ordinary Course of Business;

                         (ii) the Company has not  entered  into any  agreement,
                    contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Company's Ordinary Course of Business;

                         (iii) no party (including the Company) has accelerated,
                    terminated, modified, or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) involving more than $1,000 to which the Company is a party or by which any of them is bound;

                         (iv) the Company has not granted any Security  Interest
                    in any of its assets, tangible or intangible;

                         (v) the Company  has not made any  capital  expenditure
                    (or series of related capital expenditures), other than for the build-out of the Prien Lake Store that will not exceed $100,000, either involving more than $1,000 or outside the Company's Ordinary Course of Business;

                         (vi) the Company  has not made any  capital  investment
                    in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $1,000 or outside the Company's Ordinary Course of Business;

                         (vii) the  Company  has not  issued  any note,  bond or
                    other  debt  security  or  created,   incurred,  assumed  or
                    guaranteed   any   indebtedness   for   borrowed   money  or
                    capitalized lease obligation either involving more than $1,000 singly or $5,000 in the aggregate;

                         (viii) the  Company has not  delayed or  postponed  the
                    payment of accounts payable and other Liabilities outside the Company's Ordinary Course of Business;

                         (ix) the Company has not canceled,  compromised, waived
                    or released any right or claim (or series of related rights and claims) either involving more than $1,000 or outside the Company's Ordinary Course of Business;

                         (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property except as set forth in ? 4(o) of the Disclosure Schedule setting forth each of the Company's franchise, sub-franchise, area developer and other similar documents.

                         (xi) there has been no change made or authorized in the
                    charter or bylaws of the Company;

                         (xii) the Company has not issued,  sold,  or  otherwise
                    disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                         (xiii) except as set forth in Schedule  4(g)(xiii) with
                    respect to distributions permitted by the Company to Seller before Closing, subject to the Working Capital Requirement set forth in 4(f) above, the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                         (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                         (xv) the Company has not made any loan to, or
                      entered into any other transaction with, any of its directors, officers and employees outside the Company's Ordinary Course of Business;

                         (xvi) the Company has not entered  into any  employment
                    contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                         (xvii) the Company has not granted any increase in
                      the base compensation of any of its directors, officers, and employees outside the Company's Ordinary Course of Business;

                         (xviii) except as set forth in Schedule 4(g)(xiii) with
                    respect to distributions permitted by the Company to Seller before Closing, subject to the Working Capital Requirement set forth in 4(f) above, the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                         (xix) the Company has not made any other change in employment terms for any of its directors, officers or employees outside the Company's Ordinary Course of Business;

                         (xx) the  Company  has not made or  pledged to make any
                    charitable  or  other  capital   contribution   outside  the
                    Company's Ordinary Course of Business;

                         (xxi) there has not been any other material occurrence,
                    event, incident, action, failure to act or transaction outside the Company's Ordinary Course of Business; and

                         (xxii) the Company has not committed to any of the foregoing.

          (h) Undisclosed Liabilities. The Company has no Liability (and, to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet, and
     (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Company's Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

          (i) Legal Compliance. To the Knowledge of the Seller, each of the Company and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (j) Tax Matters

               (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

               (iii) None of the Seller, nor any director, or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Seller, the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. 4(j)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

               (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not made any payments, nor is it obligated to make any payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company
          (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has no Liability for the Taxes of any Person (other than the Company) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vi) 4(j) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby):

                    (A) the basis of the Company in its assets;

                    (B) the amount of any net operating loss, net capital loss, unused investment or other credit, or excess charitable contribution allocable to the Company.

               (vii) The unpaid Taxes of the Company

                    (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet; and

                    (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     (k) Real Property

               (i) The Company does not own any real property or interests in real property.

               (ii) 4(k)(ii) of the Disclosure Schedule lists and describes briefly all real property

               (a) leased or subleased to the Company, including without limitation, each of the leases or subleases covering the premises of each of the Stores (the "Store Leases"), or

               (b) leased or subleased by the Company to third parties, including the Company's franchisees and area developers. The Seller has delivered to the Buyer correct and complete copies of the leases and the subleases listed in 4(k)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in 4(k)(ii) of the Disclosure Schedule;

                         (A) the lease or  sublease  is legal,  valid,  binding,
                    enforceable, and in full force and effect;

                         (B) subject to the receipt of consents set forth in 4(k)(ii) of the Disclosure Schedule, to the Knowledge of the Seller, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, which transactions will not violate the terms thereof;

                         (C) neither the Seller, the landlord, nor, to the Knowledge of the Seller, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                         (D) neither the Seller, the landlord, nor, to the Knowledge of the Seller, any other party to the lease or sublease, has repudiated any provision thereof;

                         (E)  there  are  no  disputes,   oral  agreements,   or
                    forbearance programs in effect as to the lease or sublease;

                         (F) with respect to each sublease,  the representations
                    and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                         (G)  the   Company  has  not   assigned,   transferred,
                    conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                         (H) to the  Knowledge  of the  Seller,  all  facilities
                    leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

          (iii) all facilities leased or subleased  thereunder are supplied with
     utilities  and  other   services   necessary  for  the  operation  of  said
     facilities.

     (l) Intellectual Property

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) To the Knowledge of the Seller, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller, the directors, or officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (iii) 4(l)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. 4(l)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in 4(l)(iii) of the Disclosure Schedule:

                         (A)  the  Company  possesses  all  right,   title,  and
                    interest in and to the item, free and clear of any Security Interest, license or other restriction;

                         (B)  the  item  is  not  subject  to  any   outstanding
                    injunction, judgment, order, decree, ruling or charge;

                         (C) no action, suit, proceeding, hearing,
                              investigation, charge, complaint, claim or demand is pending or to the Knowledge of any of the
                              Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                         (D) the  Company  has  never  agreed to  indemnify  any
                    Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

               (iv) 4(l)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to any license, sublicense, agreement (including without limitation, each franchise agreement to which the Company is a party) or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in 4(l)(iv) of the Disclosure Schedule:

                         (A) to the Knowledge of the Seller, the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                         (B) to the Knowledge of the Seller, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                         (C) the Seller and, to the Knowledge of the Seller,  no
                    other party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                         (D) neither the Seller  nor,  to the  Knowledge  of the
                    Seller, any other party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                         (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                         (F) to the Knowledge of the Seller, the underlying item
                    of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                         (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Seller, is threatened, which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                         (H) the  Company  has not  granted  any  sublicense  or
                    similar right with respect to the license, sublicense, agreement or permission.

                    (v) To the  Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Intellectual Property of the Company will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

          (m) Tangible Assets. The Company owns or leases all premises, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. To the Knowledge of the Seller, each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

          (n) Inventory. The inventories and supplies of the Company are merchantable and fit for the purpose for which they were procured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          (o) Contracts. 4(o) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

               (i) each contract or agreement of any kind or nature entered into by any of the Company and Affiliates thereof, with any franchisee, subfranchisee, or area developer of the Company or any officer, principal, owner, shareholder or representative of any such franchisee or area developer.

               (ii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000 per annum;

               (iii) any agreement (or group of related agreements) for the purchase or sale of materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $1,000;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible; (vi) any agreement concerning confidentiality or noncompetition;

               (vii) any agreement with any of the Seller and their Affiliates (other than the Company);

               (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (ix) any collective bargaining agreement;

               (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000 or providing severance benefits;

               (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, or employees;

               (xii) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

               (xiii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.

     The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in 4(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in 4(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and
     (D) no party has repudiated any provision of the agreement.

          (p) Notes and Accounts Receivable. Except as disclosed in 4(p) of the Disclosure Schedule, the Company has no notes or accounts receivable.

          (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

          (r) Insurance. 4(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

               (i) the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii) the policy number and the period of coverage;

               (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (v) a description of any retroactive premium adjustments or other loss-sharing arrangements,

     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms through the date of the Closing; (C) neither the Company nor, to the Knowledge of the Seller, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. 4(r) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

          (s) Litigation. 4(s) of the Disclosure Schedule sets forth each instance in which any of the Seller and the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in 4(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company. None of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing or investigation may be brought or threatened against the Company.

          (t) Product Warranty. Each product made, sold or delivered by the Company has been in conformity with all applicable laws, statutes, regulations, retail food industry standards and all express and implied warranties, and the Company has no Liability (and, to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          (u)  Product  Liability.  The Company has no  Liability  (and,  to the
     Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) arising out of any injury to individuals or property as a result of the possession, consumption or use of any product made, sold or delivered by the Company.

          (v) Employees

               (i) To the Knowledge of any of Seller and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee (including any store manager), or group of employees has any plans to terminate employment with the Company. The Company has not committed any unfair labor practice.

               (ii) 4(v)(ii) sets forth the accrued vacation and sick and personal leave (if any) of each of the Company's employees.

          (w) Employee Benefits

               (i) 4(w) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                         (A) Each such  Employee  Benefit Plan (and each related
                    trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                         (B) All required  reports and  descriptions  (including
                    Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last four years, a favorable determination letter from the Internal Revenue Service.

                         (E) The market value of assets under each such Employee
                    Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                         (F) The Seller has  delivered to the Buyer  correct and
                    complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                         (A) No such Employee  Benefit Plan which is an Employee
                    Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or threatened.

                         (B) There  have been no  Prohibited  Transactions  with
                    respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                         (C) The  Company  has  not  incurred,  and  none of the
                    Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                    (iii) The Company does not contribute to, never has contributed to, and never has been required to contribute to, any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                    (iv) The Company does not maintain,  never has maintained or contributed to, and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

          (x) Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

          (y) Environment, Health, and Safety

               (i) To the Knowledge of the Seller, each of the Company and its predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company and, to the Knowledge of the Seller, each of the Company's predecessors and Affiliates, has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

               (ii) To the Knowledge of the Seller, the Company has no Liability (and none of the Company and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

               (iii) To the Knowledge of the Seller, all properties and equipment used in the business of the Company and its predecessors and Affiliates have been free of asbestos, PCB'S, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

          (z) Certain Business Relationships with the Company. None of the Seller or his Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Seller or his Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

          (aa) Disclosure. The representations and warranties contained in this 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 4 not misleading.

     (5) Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 7 below).

          (b) Notices and Consents. The Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third-party consents, that the Buyer may request in connection with the matters referred to in ? 4(c) above. Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(a)(ii), 3(b)(iii), and 4(c) above.

          (c) Operation of Business. The Seller will not cause or permit the Company to engage in any practice, take any action or enter into any transaction outside the Company's Ordinary Course of Business. Without limiting the generality of the foregoing, except with the written consent of the Buyer, the Seller will not cause or permit the Company to:

               (i) sell, lease, transfer or assign any of its assets, tangible or intangible, other than the sale of its inventory in the Company's Ordinary Course of Business;

               (ii) enter into, or terminate, modify, accelerate or cancel, any agreement, contract, lease or license to which the Company is a party or by which it is bound;

               (iii) grant or permit any new Security Interest to be placed upon any of its assets, tangible or intangible;

               (iv) close, or permit the closure of, any of its Stores or other premises upon which any of its business operations are presently conducted; commit to or acquire any new Store or new Store sites;

               (v) fail to maintain inventories and supplies necessary for the proper and continuing conduct of the Company's operations before and after the Closing in the manner in which it is presently conducted;

               (vi) make any capital expenditure (or series of related capital expenditures) other than in the Company's Ordinary Course of Business;

               (vii) make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

               (viii) issue any note, bond or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (ix) delay or postpone the payment of accounts payable and other Liabilities outside the Company's Ordinary Course of Business;

               (x) cancel, compromise, waive or release any right or claim (or series of related rights and claims);

               (xi) grant any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xii) make or authorize any change in the charter or bylaws of the Company;

               (xiii) issue, sell or otherwise dispose of the Company's capital stock, or grant any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) the Company's capital stock;

               (xiv) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind) or redeem, purchase or otherwise acquire any of its capital stock;

               (xv) make any loan to, or enter into any other transaction or agreement with, any of its directors, officers and employees outside the Company's Ordinary Course of Business;

               (xvi) make any distributions other than in the ordinary course of business for payroll expenditures;

               (xvii) grant any increase in the compensation of any of its directors, officers and employees; or adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or take any such action with respect to any other Employee Benefit Plan); or make any other change in employment terms for any of its directors, officers, and employees;

               (xviii) otherwise take any action or engage in any transaction outside the Company's Ordinary Course of Business; or

               (xix) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in 4(g) above.

          (d) Preservation of Business. The Seller will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (e) Full Access. The Seller will permit, and the Seller will cause the Company to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company.

          (f) Notice of Developments. The Seller will give (or will cause to be given) prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in 4 above. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of his or its own representations and warranties in 3 above. No disclosure by any Party pursuant to this 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) Exclusivity. The Seller will not (and the Seller will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote his Company Shares in favor of any such acquisition, whether structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company.

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under 8 below).

          (c) Transition. The Seller will not take (and will not permit the Company to take) any action that is designed or intended to have the effect of discouraging any lessor, sublessor, sub-lessee, licensor, licensee, franchisee, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Seller will refer all customer and vendor inquiries relating to the businesses of the Company to the Buyer from and after the Closing.

          (d) Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use his best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          (e) Covenant Not to Compete

               (i) The Seller will not "directly or indirectly compete" with the Buyer for a period of four (4) years from and after the Closing Date.

               (ii) For purposes of this Agreement, the phrase "directly or indirectly compete" shall include:

                    (A) owning, managing, operating, or controlling, or participating in the ownership, management, operation, or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any retail baked goods business, or any shopping-mall-based food business (including as a franchisee or franchisor, and other than any existing business of the Seller not acquired hereunder or) at present or in the future, or any affiliate of the Buyer; and

                    (B) soliciting or attempting to solicit the services of any employees of Buyer or any affiliate of Buyer; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses.

               (iii) Notwithstanding the foregoing subsections (i) and (ii), "directly or indirectly compete" shall not include that certain existing retail bakery business and related operations (the "Bakery") presently owned and operated by Dorian C. Cotlar as Rao's Bakery at 2596 Calder, Beaumont, Texas:

                    (A) in which the Seller directly acquires and owns a controlling interest (whether by reason of an asset or stock acquisition, by merger or otherwise);

                    (B) that is operated by or on behalf of the Seller as and at a single retail location (and not as a franchisor), either at its present site or at a single alternate site that is not within a one (1) mile radius of any existing or future retail cookie concept store of the Buyer or its Affiliates; provided that the Seller shall not be required to close the Bakery if the Buyer or its Affiliates open any such store within a one (1) mile radius of the bakery; and

                    (C) which does not make, distribute,  sell or offer for sale any cookie, cookie-like or decorated cookie products, or pretzels of any type or form, other than those made, distributed, offered for sale or sold pursuant to a franchise or license agreement with the Buyer or one of its Affiliates. Notwithstanding the restrictions set forth in this clause (C), the Seller shall be entitled to sell non-branded cookie, cookie-like or decorated cookie products, provided that: (1) the Seller shall be a franchisee or licensee of the Buyer or one of its Affiliates; and
               (2) the Seller shall pay a three percent (3%) royalty to the Buyer or its Affiliates on all sales of non-branded cookie, cookie-like or decorated cookie products sold by the Bakery; provided further that such right to sell non-branded cookie, cookie-like or decorated cookie products shall terminate within on the six (6) month anniversary of the Closing Date.

               (iv) If the final judgment of a court of competent jurisdiction declares that any term or provision of this 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Seller agrees not to assert any defense based on a lack of or inadequacy of consideration with respect to the enforcement of the Seller's covenants in this 6(e).

          (f) Employees. Effective upon the Closing, the Buyer agrees to cause the Company to offer continuing employment to the Company's store-level employees (including store managers), upon the same terms and conditions as their at-will employment prior to the Closing. Nothing set forth in this Agreement is intended to obligate the Company, or to create any agreement between the Company or the Buyer and any employee of the Company, for continuing employment of any such employee, or to limit the Company's right to terminate of any such employee for any reason at any time after the Closing. The Seller or an Affiliate of the Seller shall be entitled to offer employment to any executive or management-level employee of the Company whose employment the Buyer determines not to continue after the Closing Date (each such person being a "Discontinued Employee"); provided however, that the Seller shall pay, or reimburse the Company for its payment of, all severance benefits paid or payable by the Company to the Discontinued Employee; provided further that, neither the Seller nor an Affiliate of the Seller shall employ or solicit the employment of any such employee of the Company until the Buyer has notified the Seller in writing that such person is or will become a Discontinued Employee.

          (g) Franchise and License Fees. The Buyer agrees not to charge (or permit any of the Buyer's Affiliates) to charge the Seller customary charges imposed by the Buyer (or the Buyer's Affiliates) for the granting of any franchise or license agreement described in 6(e)(iii)(D) above that the Buyer or Buyer's Affiliates in their sole discretion may grant after the Closing to the Seller (or an entity directly owned or controlled by the Seller).

     7. Conditions to Obligation to Close

          (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in 3(a) and 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

               (iii) the Company shall have procured all of the third party consents specified in 5(b) above, including without limitation, the consent of Company's landlords with respect to each of the Store
          Leases, and GACC, and the Store Leases (including those listed on Schedule 4(k)(ii)), agreements and other rights to use and occupy real property shall be satisfactory to the Buyer, including, without limitations, the Store located at Victoria Mall;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would

                    (A)  prevent   consummation  of  any  of  the   transactions
               contemplated by this Agreement;

                    (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                    (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company ; or

                    (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in 7(a)(i)-(iv) above is satisfied in all respects;

               (vi)  the  Parties  and  the  Company  shall  have  received  all authorizations, consents, and approvals of governments and governmental agencies referred to in 3(a)(ii), 3(b)(iii), and 4(c) above;

               (vii) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Buyer, and dated as of the Closing Date;

               (viii) at least five (5) business days prior to the Closing, the Buyer shall have received the resignations, effective as of the Closing, of the Company's officers and directors;

               (ix) the Buyer shall have obtained on terms and conditions satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and the Related Transactions;

               (x) the closing of each of the Related Transactions shall have occurred, or each of the conditions for the closing of the Related Transactions concurrently with the Closing of the transactions contemplated by this Agreement, shall have been satisfied or waived to the Buyer's satisfaction;

               (xi) the Franchisee Litigation shall have been settled on terms and pursuant to documents satisfactory to the Buyer and the Seller;

               (xii) the Buyer's due diligence investigation of the Seller and the Company shall have been completed to the Buyer's satisfaction;

               (xiii) the Seller shall deliver to the Buyer stock certificates representing all of the issued and outstanding Company shares, endorsed in blank or accompanied by duly executed assignment instruments;

               (xiv)  all  voting  trusts,   proxies  and  other  agreements  or
          understandings with respect to the voting of capital stock of the Company shall have been terminated before the Closing;

               (xv) the Company and the Seller shall deliver the stock book, stock ledger, minute book, and corporate seal of the Company; and

               (xvi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this 7(a) if he executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction for before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in 7(b)(i)-(iii) above is satisfied in all respects;

               (v) the Parties and the Company shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in 3(a)(ii), 3(b)(iii), and 4(c) above;

               (vi) the closing of each of the Related Transactions shall have occurred, or each of the conditions for the closing of the Related Transaction concurrently with the closing of the transactions contemplated by this Agreement shall have been satisfied or waived to the Seller's satisfaction;

               (vii) the condition set forth in 7(a)(xi) shall have been satisfied; and

               (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to the Seller.

     The Seller may waive any condition specified in this 7(b) if they execute a writing so stating at or prior to the Closing.

     8. Remedies for Breaches of This Agreement

          (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue thereafter in full force and effect for a period of two (2) years, except those representations and warranties relating to Taxes, which shall continue in full force and effect thereafter subject to any applicable statutes of limitations.

          (b) Indemnification Provision for Benefit of the Buyer. The Seller agrees to indemnify the Buyer, its Affiliates and each of its officers, directors, employees and agents (collectively, the "Buyer Indemnified Parties") and hold them harmless from any Adverse Consequences suffered or incurred by any of them to the extent arising from:

               (i) any breach (or in the event any third party alleges facts that, if true, would mean the Seller has breached) of any of its representations, warranties and covenants contained in this Agreement, in the Disclosure Schedule, or in any certificate, instrument or other document delivered pursuant hereto or thereto;

               (ii) any breach of any covenant of the Seller contained in this Agreement requiring performance after the Closing Date;

               (iii) any Liability of the Company for the unpaid Taxes of any Person (other than the Company) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (c) Indemnification Provisions for Benefit of the Seller. The Buyer agrees to indemnify the Seller, its Affiliates and each of its officers, directors, employees and agents and hold them harmless from any Adverse Consequences suffered or incurred by any of them to the extent arising from:

               (i) any breach (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) of any of its representations, warranties and covenants contained in this Agreement, in the Disclosure Schedule, or in any certificate, instrument or other document delivered pursuant hereto or thereto; and

               (ii)any breach of any covenant of the Buyer contained in this Agreement requiring performance after the Closing Date.

          (d) Matters Involving Third Parties

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ? 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as

                    (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim;

                    (B) the  Indemnifying  Party provides the Indemnified  Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder;

                    (C) the Third Party Claim  involves  only money  damages and does not seek an injunction or other equitable relief;

                    (D) settlement  of, or an adverse  judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party; and

                    (E) the Indemnifying Party conducts the defense of the Third
               Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with 8(d)(ii) above,

                    (A) the Indemnified Party may retain separate  co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim;

                    (B) the  Indemnified  Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and

                    (C) the Indemnifying  Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) In the event any of the conditions in 8(d)(ii) above is or becomes unsatisfied, however,

                    (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith);

                    (B) the Indemnifying  Parties will reimburse the Indemnified
               Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and

                    (C) the Indemnifying Parties will remain responsible for any
               Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this 8.

          (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this 8. In addition, the Parties shall take into account the benefits of a Tax to a Party alleging Adverse Consequences.

          (f) Certain Set-Off Rights. At the Buyer's election, payments, if any, to be made by the Seller under this 8 shall be made by reducing, on a dollar-for-dollar basis, any unpaid balance of any of the Deferred Payments by the amount of all or any portion of any Adverse Consequences the Buyer may suffer or incur. All such indemnification payments under this 8 shall be deemed adjustments to the Purchase Price. Notwithstanding the foregoing, before any set-off rights may be exercised, the Buyer shall give written notice of any claim for indemnification hereunder, specifying in reasonable detail the grounds for indemnification and the amount of the set-off, and the Seller may object to any such set-off by responding in writing within fifteen (15) days after receipt of the Buyer's notice. If the Seller fails to object within the fifteen (15) day period specified, the Seller shall waive any right to object to the Buyer's right of indemnification hereunder or the amount of the set-off. If Seller disputes either the Buyer's right to indemnification, or the amount of the set-off, or both, then Escrow Agent shall retain the amount of the set-off pending resolution of the dispute, and Buyer and Seller shall negotiate in good faith to resolve all issues in dispute. If, after a period of fifteen (15) days following the date on which Seller gives Buyer notice of its objection to Seller's indemnification hereunder, any such matter remains in dispute, then parties shall employ the dispute resolution procedures set forth in 10 of this Agreement. Each Party agrees to make available to the other Party and the attorneys and accountants of the other Party, within a reasonable time after a request is made, all books and records which are reasonably required by the requesting Party to evaluate a claim for indemnification or objection hereunder.

          (g) Other Indemnification Provisions. The foregoing indemnification, set off and recoupment provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Buyer may have for a breach of representation, warranty or covenant. The Seller hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

          (h) Indemnification Limitations. Notwithstanding the foregoing to the contrary, the Seller shall not be required to indemnify the Buyer Indemnified Parties from any Adverse Consequences pursuant to 8(b) until the Buyer Indemnified Parties have individually or collectively suffered Adverse Consequences in excess of a $38,000 aggregate threshold. If the $38,000 threshold is met, then Seller shall indemnify the Buyer Indemnified Parties for the initial $38,000 together with any amounts required to be paid in excess thereof, on a dollar-for dollar basis.

     9. Termination

          (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

               (i) The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) The Buyer may terminate this Agreement at any time prior to July 10, 1998 by giving written notice to the Seller if the Buyer is not satisfied in its sole discretion with the results of its continuing business, legal and accounting due diligence investigation regarding the Company;

               (iii) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

               (iv) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event that any of the Related Transactions shall be terminated or fail to close for any reason, including without limitation, any cause, action or reason attributable to the Buyer; and

               (v) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; or (B) if the Closing shall not have occurred on or before September 30, 1998, by reason of the failure of any condition precedent under 7(b) hereof (unless the failure results primarily from the Seller themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b) Effect of Termination. If any Party terminates this Agreement pursuant to 9(a) above, all rights and obligations of the Parties under this Agreement and the Escrow Agreement shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     10. Miscellaneous

          (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

          (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

             If to the Seller:Chocolate Chip Cookies of Texas, Inc.
                                       ATTN: Jake Tortorice
                                       308-C Parkdale Mall
                                       Beaumont, TX  77706

             Copy to:         Mehaffy & Weber
                                       Attn:  Kurt M. Andreason
                                       2615 Calder Avenue
                                       P.O. Box 16
                                       Beaumont, TX  77704

             If to the Buyer: Mrs. Fields' Original Cookies, Inc.
                                       ATTN:  Legal Department
                     2855 East Cottonwood Parkway, Suite 400
                          Salt Lake City, UT 84121-7050

             Copy to:         Jones, Waldo, Holbrook & McDonough
                                       ATTN:  Glen D. Watkins
                                       1500 Wells Fargo Plaza
                                       170 So. Main Street
                                       Salt Lake City, UT 84101


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

               (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               (k) Expenses.  Each of the Parties will bear his or its own costs
          and  expenses   (including  legal  fees  and  expenses)   incurred  in
          connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Company has not borne nor will it bear any of the Seller?s costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

               (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

               (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

               (o) Dispute Resolution. Any dispute arising out of or relating to this Agreement, including, but not limited to, claims for indemnification pursuant to Section 8 shall be resolved in accordance with the procedures specified in this Section 10, which shall be sole and exclusive procedures for the resolution of any such disputes.

                    (i) The parties  shall  attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Seller and his appointed representatives and executives of Buyer who, if possible, are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

                         (A) Any Party may give the other Party  written  notice
                    of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving Party shall submit to the other a written response. The notice and response shall include (1) a statement of each Party's position and a summary of arguments supporting that position, and (2) the name and title of the executive who will represent that Party and of any other person who will accompany the executive. Within 30 days after delivery of the disputing Party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored.

                         (B) If the  matter  has  not  been  resolved  by  these
                    persons within sixty (60) days of the disputing Party's notice, or if the parties fail to meet within thirty (30) days of the disputing Party's notice, either party may initiate mediation as provided hereinafter.

                         (C)  All  negotiations  pursuant  to  this  clause  are
                    confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State rules of evidence.

                    (ii) If the dispute has not been resolved by  negotiation as provided herein, the parties shall endeavor to settle the dispute by nonbinding mediation and to bear equally the costs of the mediation. The parties will jointly appoint a mutually acceptable mediator promptly after a request for mediation is made by any Party. The parties agree to participate in the mediation and all related negotiations in good faith.

                    (iii) If the  dispute has not been  resolved by  non-binding means as provided herein within 90 days of the initiation of such procedure, either Party may initiate litigation (upon 30 days' written notice to the other Party); provided, however, that if one Party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting Party may initiate litigation before expiration of the above period.

                    (iv) The procedures  specified in this (o) shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a Party, without prejudice to the above procedures, may file a complaint (for statute of limitations or venue reasons) or to seek temporary or preliminary injunctive or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section.

                    (v) All applicable  statues of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section are pending. The parties will take such action, if any, required to effectuate such tolling.

                    (vi) Each Party is  required  to  continue  to  perform  its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

               (p) Submission to Juridiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the jurisdiction of the defendant in such proceeding, in any action or proceeding arising out of or relating to this Agreement or the Escrow Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Escrow Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

               (q) Attorney's Fees. Should any litigation be commenced with respect to any matters governed by this Agreement or the Escrow Agreement, the Party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such Party's attorneys' fees and expenses determined by the court in such litigation.

               (r) Joinder of Spouse. The spouse of certain of the Seller is executing this Agreement to acknowledge its fairness and that it is in her best interest to bind her community property interest, if any, to the terms of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


              BUYER:                        MRS. FIELDS' ORIGINAL COOKIES, INC.



                                            By:/s/Michael R. Ward

                                            Its:VP




              SELLER:


                                            /s/Jake Tortorice
                                            Jake Tortorice



                                            /s/Mary Tortorice
                                            [Spouse]